Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Third Quarter 2016 Financial Results

•    Generated positive free cash flow of $10.1 million during the third quarter of 2016

•    Record DAS quarter; eight venue wins, 17 Tier 1 carrier contracts signed and 4,200 nodes deployed

•    Record quarterly revenue of $40.8 million increased 9.7% year-over-year

•    Adjusted EBITDA of $11.6 million increased 36.5% year-over-year

LOS ANGELES — November 3, 2016 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the Company’s financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Highlights

•                  Revenue of $40.8 million increased 9.7% compared to $37.2 million in the third quarter of 2015. Growth was driven by strength in DAS, military and wholesale Wi-Fi, including carrier offload.

•                  DAS revenue of $16.0 million increased 21.4% compared to $13.1 million in the third quarter of 2015. DAS revenue for the quarter was comprised of $10.8 million of build-out project revenue and $5.2 million of access fee revenue.

•                  Military revenue of $10.1 million increased 92.8% compared to $5.3 million in the third quarter of 2015.

•                  Wholesale Wi-Fi revenue of $5.9 million increased 8.0% compared to $5.5 million in the third quarter of 2015.

•                  Net loss attributable to common stockholders was $(5.7) million, or $(0.15) per diluted share, compared to a net loss of $(4.8) million, or $(0.13) per diluted share, in the third quarter of 2015.

•                  Adjusted EBITDA of $11.6 million increased 36.5% compared to $8.5 million in the third quarter of 2015. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Free cash flow was a positive $10.1 million compared to a negative $(15.1) million in the third quarter of 2015. Free cash flow for the nine months ended September 30, 2016 was a positive $1.6 million due to strong third quarter results. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  Boingo Broadband high-speed Wi-Fi and IPTV covered 286,000 beds on 55 military bases as of September 30, 2016 compared to 274,000 beds on 54 military bases as of June 30, 2016. Subscriber penetration improved to 30.1% from 28.8% in the second quarter of 2016.

•                  The Company delivered a record quarter for new DAS agreements with the signing of eight new venues and 17 Tier 1 carrier contracts during the third quarter of 2016. As of September 30, 2016, the Company had 35 DAS venues deployed.

•                  The Company commenced its first-ever commercial small cell network deployment with a Tier 1 carrier at the Donald E. Stephens Convention Center in Rosemont, IL.

Management Commentary

“We had an excellent third quarter as evidenced by our ability to generate positive free cash flow, record quarterly revenue and a fifth consecutive quarter of year-over-year EBITDA margin expansion,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “Our strong financial results were within our guidance range due to the significant accomplishments of our team, including progress on DAS, military, carrier offload and small cells. The third quarter marked the largest quarter for DAS agreements in the history of our Company in which we signed eight new venues to the Boingo network and closed 17 Tier 1 carrier contracts.  We now have 35 DAS venues deployed with 17,700 nodes live and a robust pipeline of an additional 5,200 DAS nodes.”

Mr. Hagan continued, “The next natural evolution of DAS are small cell networks which act as an extension of the macro cellular network by providing coverage and capacity to smaller or more focused areas. In that regard, we were very pleased to commence our first-ever commercial small cell network deployment with a Tier 1 carrier at the Donald E. Stephens Convention Center in Rosemont. Our traction on carrier offload also progressed with our second Tier 1 carrier now live at three airports. We expect offload traffic will increase in 2017 as our full airport footprint is enabled. In our military vertical, we are now live on 55 bases covering 286,000 beds. We added 7,000 new subscribers during the quarter and improved our overall subscriber penetration rate to 30.1% across live bases.”

Business Outlook

Boingo Wireless is reiterating guidance for the full year ending December 31, 2016 as follows:

•                  Revenue is expected to be in the range of $158.0 million to $164.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(30.0) million to $(26.0) million, or a net loss of $(0.79) to $(0.68) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $38.5 million to $42.5 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its third quarter 2016 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, November 3, 2016. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13645924 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flows as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA excludes charges related to the Company’s contested proxy election for the 2016 annual meeting of stockholders because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flows as cash flows provided by operating activities, less purchases of property and equipment, net. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million and a half DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, particularly key airport venue partners and military bases, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016, Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016, and Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 8, 2016, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$40,796	$37,186	$114,370	$100,855
Costs and operating expenses:
Network access	17,982	17,517	49,575	47,151
Network operations	10,698	8,219	31,566	24,160
Development and technology	5,394	5,001	16,014	13,978
Selling and marketing	4,553	4,793	14,103	13,990
General and administrative	6,701	5,472	22,553	16,994
Amortization of intangible assets	855	943	2,582	2,709
Total costs and operating expenses	46,183	41,945	136,393	118,982
Loss from operations	(5,387)	(4,759)	(22,023)	(18,127)
Interest and other expense, net	(117)	(49)	(299)	(50)
Loss before income taxes	(5,504)	(4,808)	(22,322)	(18,177)
Income tax expense	95	115	457	401
Net loss	(5,599)	(4,923)	(22,779)	(18,578)
Net income (loss) attributable to non-controlling interests	110	(104)	180	60
Net loss attributable to common stockholders	$(5,709)	$(4,819)	$(22,959)	$(18,638)

Net loss per share attributable to common stockholders:
Basic	$(0.15)	$(0.13)	$(0.61)	$(0.51)
Diluted	$(0.15)	$(0.13)	$(0.61)	$(0.51)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	38,189	37,041	37,897	36,722
Diluted	38,189	37,041	37,897	36,722

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$13,200	$14,718
Accounts receivable, net	44,124	43,552
Prepaid expenses and other current assets	5,375	3,876
Total current assets	62,699	62,146
Property and equipment, net	250,311	214,500
Goodwill	42,403	42,403
Intangible assets, net	13,445	16,055
Other assets	7,335	5,908
Total assets	$376,193	$341,012

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,801	$29,376
Accrued expenses and other liabilities	29,287	36,328
Deferred revenue	49,199	25,759
Current portion of long-term debt	875	875
Current portion of capital leases	2,108	1,610
Total current liabilities	99,270	93,948
Deferred revenue, net of current portion	147,525	106,825
Long-term debt	16,094	16,750
Long-term portion of capital leases	2,710	2,217
Deferred tax liabilities	3,289	2,965
Other liabilities	8,010	6,272
Total liabilities	276,898	228,977

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 38,272 and 37,325 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	207,818	197,612
Accumulated deficit	(108,229)	(85,176)
Accumulated other comprehensive loss	(868)	(1,160)
Total common stockholders’ equity	98,725	111,280
Non-controlling interests	570	755
Total stockholders’ equity	99,295	112,035
Total liabilities and stockholders’ equity	$376,193	$341,012

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net loss attributable to common stockholders	$(5,709)	$(4,819)	$(22,959)	$(18,638)
Depreciation and amortization of property and equipment	13,093	10,033	34,801	27,899
Stock-based compensation expense	3,006	2,256	9,690	6,190
Amortization of intangible assets	855	943	2,582	2,709
Income tax expense	95	115	457	401
Interest and other expense, net	117	49	299	50
Non-controlling interests	110	(104)	180	60
Contested proxy election expense	—	—	1,440	—
Adjusted EBITDA	$11,567	$8,473	$26,490	$18,671

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Year Ended December 31, 2016
	Low	High

Net loss attributable to common stockholders	$(30.0)	$(26.0)
Depreciation and amortization of property and equipment	50.0
Stock-based compensation expense	12.3
Amortization of intangible assets	3.5
Income tax expense and interest and other expense, net	1.1
Non-controlling interests	0.2
Contested proxy election expense	1.4
Adjusted EBITDA	$38.5	$42.5

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$37,931	$15,013	$93,598	$49,850
Purchases of property and equipment, net	(27,788)	(30,123)	(92,045)	(63,429)
Free cash flows	$10,143	$(15,110)	$1,553	$(13,579)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
DAS	$15,959	$13,142	$40,957	$34,863
Military	10,137	5,257	28,969	13,003
Retail	6,619	7,754	20,100	24,608
Wholesale—Wi-Fi	5,888	5,454	16,031	15,096
Advertising and other	2,193	5,579	8,313	13,285
Total revenue	$40,796	$37,186	$114,370	$100,855

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Key business metrics:
DAS nodes(1)	17.7	10.3	17.7	10.3
DAS nodes in backlog(2)	5.2	4.9	5.2	4.9
Subscribers—military(3)	86	46	86	46
Subscribers—retail(3)	185	212	185	212
Connects(4)	40,263	27,792	102,515	76,416

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando

ADDO Investor Relations

korlando@addoir.com

(310) 829-5400